Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2021, relating to the financial statements of Amphenol Corporation, and the effectiveness of Amphenol Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

November 8, 2021